UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENCO SHIPPING & TRADING LIMITED

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

This supplement to the Proxy Statement for the 2019 Annual Meeting of Stockholders of Genco Shipping & Trading Limited (the “Company”) to be held on Wednesday, May 15, 2019 is being furnished solely to correct the amounts and descriptions of fees incurred to Deloitte & Touche LLP or other member firms of Deloitte Touche Tohmatsu Limited during the fiscal year ended December 31, 2018, as set forth on page 18 of the Proxy Statement under the heading “Fees to Independent Auditors for Fiscal 2018 and 2017.”  The table and accompanying text appearing on page 18 of the Proxy Statement is restated below to include the corrected information.

Fees to Independent Auditors for Fiscal 2018 and 2017

The following table presents fees for professional services rendered by Deloitte & Touche LLP or other member firms of Deloitte Touche Tohmatsu Limited (collectively, the “Deloitte entities”) for the audit of the Company’s annual financial statements for fiscal 2018 and fiscal 2017 and fees billed for audit-related services, tax services and all other services rendered by the Deloitte entities for fiscal 2018 and fiscal 2017.

Type of Fees	2018	2017
	($ in thousands)	($ in thousands)
Audit Fees	$537	$450
Audit-Related Fees	$120	$30
Tax Fees	$93	$0
All Other Fees	$0	$0
Total	$750	$480

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to the auditor for the audit of the Company’s annual financial statements included in its Form 10-K and review of financial statements included in its Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and include services associated with primary and secondary offerings of our common stock in the past two fiscal years and other matters related to our periodic public filings that are not reported under audit fees above; “tax fees” are fees for tax compliance, tax advice and tax planning, including with respect to the Company’s establishment of a subsidiary in Singapore; and “all other fees” are fees for any services not included in the first three categories.

Dated:  April 12, 2019